UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 25, 2013

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2013, the Board of Directors of Stein Mart, Inc. (“Stein Mart” or the “Company”) appointed Jay Stein as Chief Executive Officer of Stein Mart, effective immediately. Prior to such appointment, Mr. Stein was acting as Interim Chief Executive Officer of Stein Mart.

Mr. Stein, age 67, served as Interim Chief Executive Officer of Stein Mart since September 2011. Mr. Stein has served as Chairman of Stein Mart’s Board of Directors since 1989 and will continue to serve in that role. Mr. Stein previously served as Stein Mart’s Chief Executive Officer from 1990 to September 2001.

Mr. Stein’s compensation for his service as Chief Executive Officer of Stein Mart is unchanged from his compensation as Interim Chief Executive Officer. Mr. Stein has a base salary of $553,200. For fiscal year 2013, Mr. Stein requested that his base salary be reduced by an amount equivalent to the Annual Incentive Compensation he earned for fiscal year 2012 to maintain his total compensation at approximately the $553,200 level. Mr. Stein does not have an employment agreement with Stein Mart. This description of Mr. Stein’s compensation is not complete and is qualified in its entirety by reference to the Company’s definitive proxy statement dated May 13, 2013 and filed with the Securities and Exchange Commission on May 8, 2013.

On June 26, 2013, Stein Mart issued a press release announcing Mr. Stein’s transition from interim to permanent Chief Executive Officer. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated June 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: June 26, 2013	By:	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated June 26, 2013